As filed with the Securities and Exchange Commission on ____________,
2000.                                   Registration No. ___________

=====================================================================

                 SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                      ------------------------

                             FORM SB-2
      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Exhaust Technologies, Inc.
           (Name of small business issuer in its charter)

Washington                    336300         91-1970433
---------------------------------------------------------------------
(State or Other          (Primary Standard   (IRS Employer
Jurisdiction of          Industrial          Identification Number)
Organization)            Classification Code)

EXHAUST TECHNOLOGIES, INC.         Conrad C. Lysiak, Esq.
230 North Division                 601 West First Avenue, Suite 503
Spokane, Washington 99202          Spokane, Washington 99201
(509) 838-4401                     (509) 624-1475
---------------------------------------------------------------------
(Address and telephone of          (Name, address and telephone
registrant's executive office)     number of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. [   ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=====================================================================

---------------------------------------------------------------------
                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------
Securities                    Offering     Aggregate
to be          Amount to be   Price        Offering       Registration
registered     Registered     Per Share    Price          Fee (1)

Units each
consisting of: 1,000,000      $ 5.10       $   5,100,000  $ 1,346.40

One share of
common stock   1,000,000
and one
redeemable
warrant        1,000,000

Shares of
common stock
issuable upon
exercise of
redeemable
warrants       1,000,000      $ 9.00       $   9,000,000  $ 2,376.00

Additional
redeemable
warrants       1,000,000      $ 0.10       $     100,000  $    26.40

Shares of
common stock
issuable upon
exercise of
additional
redeemable
warrants       1,000,000      $ 9.00       $   9,000,000  $ 2,376.00

Underwriter
Units each
consisting of:   100,000      $ 0.0001     $          10  $     0.01

One share of
common stock     100,000
and one
underwriter
warrant          100,000

Shares of
common stock
issuable upon
exercise of
underwriter
warrants         100,000      $ 6.12       $     612,000  $   161.57
------------------------------------------------------------------------
TOTAL REGISTRATION FEE                     $  23,812,010  $ 6,286.38
------------------------------------------------------------------------


[1] Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c).

     REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.































The following language will be included on the front cover page of the prospectus:

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              SUBJECT TO COMPLETION, FEBRUARY 22, 2000

PROSPECTUS
                     EXHAUST TECHNOLOGIES, INC.
                          1,000,000 UNITS
              CONSISTING OF ONE SHARE OF COMMON STOCK
                  AND ONE REDEEMABLE WARRANT, AND
              1,000,000 ADDITIONAL REDEEMABLE WARRANTS
                             NO MINIMUM

     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00 provided the same is exercised from _____________ to __________ and at a price of $9.00 if the warrant is exercised from
___________ to __________. If the redeemable warrants are not exercised by ___________ they will expire and cannot be exercised thereafter.

     In addition, we are selling 1,000,000 redeemable warrants for $0.10 per warrant. Each warrant is exercisable under the same terms as set forth above.

     Prior to this offering, there has been no public market for the units, common stock or redeemable warrants.

     Investing in the units and redeemable warrants involves certain risks. See "Risk Factors" starting at page 6.

                         Price to       Underwriting   Proceeds to
                         Public         Commission     Us [1]
-------------------------------------------------------------------------
Per Unit                 $     5.10     $   0.51       $     4.59
Per Warrant              $     0.10     $   0.01       $     0.09
Total                    $5,200,000     $520,000       $4,680,000
-------------------------------------------------------------------------

[1] Before deducting expenses related to the offering by the Company, estimated at $260,000, which does not include the Underwriting Commission set forth above.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The offering price has been arbitrarily determined by the Underwriter and us.

     Our underwriter is Castle Securities Corp., 45 Church Street, Suite 25, Freeport, New York 11520. Their telephone number is (516) 868-2000. They will be using their best efforts to sell our securities. They have no obligation to purchase any of our securities and they are not guarantying they will be able to sell any of our securities.

     We and Castle Securities have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by Castle Securities to you, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

                      CASTLE SECURITIES CORP.
                     45 Church Street, Suite 25
                      Freeport, New York 11520
                         Tel: (516) 868-2000

The date of this prospectus is _______________, 2000

                          TABLE OF CONTENTS

                                                       Page No.

SUMMARY OF PROSPECTUS    .    .    .    .    .    .    .    6

RISK FACTORS   .    .    .    .    .    .    .    .    .    7

USE OF PROCEEDS     .    .    .    .    .    .    .    .   12

DETERMINATION OF OFFERING PRICE    .    .    .    .    .   13

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES     .    .   13

PLAN OF DISTRIBUTION; UNDERWRITING;
 TERMS OF THE OFFERING   .    .    .    .    .    .    .   14

BUSINESS  .    .    .    .    .    .    .    .    .    .   17

MANAGEMENT'S DISCUSSION AND
 ANALYSIS OR PLAN OF OPERATION     .    .    .    .    .   20

MANAGEMENT     .    .    .    .    .    .    .    .    .   24

EXECUTIVE COMPENSATION   .    .    .    .    .    .    .   25

PRINCIPAL SHAREHOLDERS   .    .    .    .    .    .    .   26

DESCRIPTION OF SECURITIES     .    .    .    .    .    .   28

CERTAIN TRANSACTIONS     .    .    .    .    .    .    .   30

LITIGATION     .    .    .    .    .    .    .    .    .   30

EXPERTS   .    .    .    .    .    .    .    .    .    .   31

LEGAL MATTERS  .    .    .    .    .    .    .    .    .   31

FINANCIAL STATEMENTS     .    .    .    .    .    .    .   31

---------------------------------------------------------------------
                        SUMMARY OF PROSPECTUS
---------------------------------------------------------------------

     This summary provides an overview of selected information contained in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus, particularly the Risk Factors section, review our financial statements and review all other information that is incorporated by reference in this prospectus.

Summary Information about Our Company

     We incorporated in the State of Washington on July 21, 1998 and we have not generated any revenues from operations. See the "Business" section for a more detailed description of our business operations.

     In July 1998, we issued, 4,500,000 shares of common stock to our officers and our President's son for a licensing agreement and services. In 1999, we sold 192,750 shares of our common stock to 41 people for $38,548 before deducting offering costs of $12,256. Upon effectiveness of this registration statement, Robert Sterling will return 1,692,750 shares to the Company for cancellation as a predetermined condition for Castle Securities Corp. entering into an underwriting agreement with us to sell our securities.

     Our office is located at 230 North Division Street, Spokane,
Washington 99202. Our telephone number is (509) 838-4401.

The Offering

     Following is a brief summary of this offering. Please see the "Plan of Distribution; Terms of the Offering" in this prospectus for a more detailed description of the terms of the offering.

Securities Being Offered .    .    Up to 1,000,000 units and up to
                                   1,000,000 redeemable warrants

Offering Price per Unit  .    .    $ 5.10

Offering Price per
 Redeemable Warrant      .    .    $ 0.10

Offering Period     .    .    .    The units consisting of common  stock
                                   and redeemable warrants and
                                   additional redeemable warrants are
                                   being offered for a period not to
                                   exceed 90 days, unless extended by
                                   our board of directors and
                                   underwriter for an additional 90
                                   days.

Net Proceeds to Our Company   .    Approximately $4,680,000, before
                                   deducting $260,000 in expenses
                                   associated with this offering, but
                                   after deduction for the underwriting
                                   commission.  See "Use  of Proceeds."
                                   This assumes all units are sold.

Use of Proceeds     .    .    .    We will use the proceeds to pay for
                                   production of inventory and working
                                   capital. See "Use of Proceeds."

Number of Shares Outstanding
 Before the Offering     .    .    4,692,750.  See "Description of
                                   Securities."

Number of Shares Outstanding
 after the Offering .    .    .    4,000,000 See "Description of
                                   Securities."  Includes the effect of
                                   the 1,692,750 shares which will be
                                   given back to the Company by the
                                   President and Chief Executive Officer
                                   upon effectiveness of the
                                   registration of this statement.

---------------------------------------------------------------------
                            RISK FACTORS
---------------------------------------------------------------------

     AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE THE SHARES BEING OFFERED. THE FOLLOWING RISK FACTORS ARE SOME OF THE POTENTIAL AND SUBSTANTIAL RISKS WHICH COULD BE INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

1.   We Have No Operating History; Going Concern.

     We are recently formed and have no operating history. We cannot assure you that we will be successful in our plans. Therefore our independent certified public accountants have modified their report to include a paragraph wherein they expressed substantial doubt about the Company's ability to continue in business as a going concern. We face all of the risks and uncertainties encountered by a new business. Because we have no operating history we cannot reliably forecast our future operations. See "Business."

2.   We Have No Market Research.

     We have not conducted nor engaged other entities to conduct market research for our products. Accordingly, there is no assurance that market demand exists for our products. See "Business."


3. No Independent Valuation of the Company or Fairness Opinion obtained.

     We have not obtained an independent valuation of the price of the units and/or warrants or obtained an opinion of the fairness of the price of the units and/or warrants.

4.   Year 2000.

     We were aware of the issues associated with the programming code in computer systems as the millennium (year 2000) approached. The "Year 2000" problem was pervasive and complex as virtually every computer operation was affected in some way by the rollover of the two digit year value to 00. The issue was whether computer systems would be able to properly recognize date sensitive information when the year changed to 2000. Systems that did not properly recognize such information could generate erroneous data or cause a system to fail. Since we did not acquired additional hardware or software technology in support of our services at present, the year 2000 problem did not have a significant impact on our operations. However, it may have a significant impact on key suppliers and customers with whom we may do business in the future. Even though this prospectus is being filed after January 1, 2000, year 2000 compliance issues could continue into the future as software manufactured prior to January 1, 2000 is sold into the marketplace.

5.   We Do Not Have Key Personnel Insurance.

     We do not maintain any life insurance on the lives of any of our officers and directors. If one or all of our officers or directors die of otherwise become incapacitated, our operations could be interrupted or terminate. In the event that our underwriter successfully completes the sale of any securities, we will be obligated, pursuant to the underwriting agreement, to acquire insurance on the life of our President, Robert Sterling and his son, Matt Sterling. See "Management."

6.   No Liability Insurance Coverage.

     We do not have any liability insurance. We have potential liability if our products injure a user. If that happens and we are held liable, we could be sued for a large sum of money. Further, we could be placed in a situation whereby we could be forced to defend a frivolous lawsuit. If we cannot pay the judgment and become insolvent, or do not have the funds to defend a frivolous lawsuit, we could be forced to stop doing business.

7.   Uninsured Risks.

     We may not maintain insurance against all losses we suffer or liabilities we incur because of our operations. This could be because insurance is unavailable, we do not have the financial resources to acquire the insurance, or because we have elected not to purchase insurance.

8.   We Need to Complete This Offering.

     We need to raise additional capital. If this offering is unsuccessful, we may have to discontinue our operations. See "Business."

9.   We Need Additional Key Personnel.

     We have no full time employees. Our success will depend in part, upon our ability to attract and retain qualified employees. There is no assurance we will be able to obtain or retain qualified employees. If we are unable to engage and retain the necessary personnel, our business would be materially and adversely affected. See "Business."

10.  Reliance Upon Our Directors and Officers.

     We are wholly dependent upon the personal efforts and abilities of our officers who will exercise control over the day-to-day affairs of the Company, and upon our Directors, most of whom are engaged in other activities. Our officers will devote approximately 80% of their time to our day-to-day operation. As such, while we will solicit business through our officers, there can be no assurance as to the volume of business, if any, which we may succeed in obtaining. Further we can't be sure that our proposed operations will be profitable. See "Business" and "Management."

11.  Issuance of Additional Shares.

     As of January 4, 2000, approximately 95,307,250 shares of common stock or 95.31% of our 100,000,000 authorized shares remain unissued.
Mr. Sterling, our President, has agreed to return 1,692,750 of his shares to the Company for cancellation upon this registration statement being declared effective by the SEC. Our Board of Directors has the power to issue more shares without shareholder approval. Although we presently have no commitments, contracts or intentions to issue any additional shares to other persons, we may in the future attempt to issue more shares to acquire products, equipment or properties, or for other corporate purposes. See "Description of Securities Shares Eligible for Future Sale."

12.  Non-Arms' Length Transaction.

     The number of shares issued to present shareholders of the Company for property and services was arbitrarily determined by us and should not be considered the product of arm's length transactions. See "Principal Shareholders."

13.  Indemnification of Officers and Directors for Securities
     Liabilities.

     Our Articles of Incorporation provide that we may indemnify any Director, Officer, agent and/or employee for liabilities as are specified in the Washington Business Corporation Act. Further, we may purchase and maintain insurance on behalf of any such persons whether or not we have the power to indemnify such person against the liability insured against. The foregoing could result in substantial expenditures by us and prevent us from recovering from such Officers, Directors, agents and employees for losses incurred by us as a result of their actions. Further, we have been advised that in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

14.  Competition.

     We have competitors and potential competitors, many of whom have considerably greater financial and other resources than we do. Further, if our products are successful, others will enter the market which may draw our customers away from us. See "Business - Competition."

15.  Patents May Not Give Adequate Protection.

     We have obtained patents for our products. There is no assurance, however, that third parties may not infringe on our patents. In order to protect our patent rights, we may have to file lawsuits and obtain injunctions. If we do that, we will have to spend large sums of money for attorney's fees in order to obtain the injunctions. Even if we obtain the injunctions, there is no assurance that those infringing on our patents will comply with the injunctions. Further, we may not have adequate funds available to prosecute actions to protect our patents, in which case those infringing on our patents could continue to do so in the future.

16.  Cumulative Voting, Preemptive Rights and Control.

     There are no preemptive rights in connection with the shares. Cumulative voting in the election of directors is not provided for. Accordingly, even if all of the units are sold, the holders of a majority of the shares will be able to elect all of the directors.

17.  No Dividends Anticipated.

     We do not anticipate paying dividends, cash or otherwise, on the shares in the foreseeable future. Future dividends will depend on our earnings, financial requirements and other factors. If you believe you will have a need for immediate income from this investment in the units, shares or redeemable warrants, you should not purchase our securities. See "Dividend Policy."

18.  Further Dilution of Your Investment

     Further dilution is likely if we issue additional shares at a lower price than the current offering price and either no trading market exists for our stock or the trading is at a price substantially lower than this offering price. See "Dilution of the Price You Pay for Your Shares."

19.  No Public Trading Market for the Shares.

     There is currently no trading in our common stock. We cannot guarantee you that an active trading market in our shares will develop in the near future, even if this offering is successfully completed. Even if a trading market is developed, we cannot guarantee that it will be sustained for any period of time. See "Plan of Distribution; Terms of the Offering."

20.  No Minimum Number of Units or Warrants Must Be Sold.

     There is no minimum number of units or warrants that must be sold in this offering. Your purchase price will be immediately transmitted to us for our use.

21.  Additional Sales Practices Imposed on Brokers.

     The units, common stock and redeemable warrants are covered by
Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that lending institutions will not accept our securities as collateral for loans.

22.  No Firm Commitment to Purchase the Units or Redeemable Warrants.

     Our underwriter is offering the units and redeemable warrants on a best-efforts basis, no minimum, $5,200,000 maximum. Funds received from the purchase of the securities will be immediately available to us after deduction of the underwriter's compensation and expenses of the offering. No commitment exists by anyone to buy our securities.

23.  We Have To Maintain A Current Registration Statement.

     In order for the redeemable warrants to be exercised, we must maintain a current registration statement on file with the SEC. If a current registration statement is not on file, the redeemable warrants cannot be exercised. Further, the redeemable warrants may only be exercised in states where we have a current effective state registration statement filed. If you move from your current state of residence, you may not be able to exercise your redeemable warrants in the future and accordingly, they will be of no value to you.

24.  Our Warrants are Callable.

     Our warrants are callable upon thirty (30) days written notice to you. As such, if you do not exercise your warrants during the thirty day call period, they terminate and have no value. You may not exercise your warrants after the expiration of thirty day call period.

25.  The Underwriter May Have To Cease Operations.

     The Underwriter is subject to a pending civil action by the Securities and Exchange Commission. An adverse decision in the action could cause the underwriter to cease all operations. In the event that occurs, the underwriter would have to terminate its sale of our securities. See "Plan of Distribution; Underwriting; and, Terms of the Offering."

26.  You Will Incur Immediate and Substantial Dilution.

     Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares. See "Dilution of the Price you Pay for Your Shares."

27.  Impact of Potential Future Sales of our Common Stock.

     A total of 4,500,000 shares of stock were issued to our three officers and directors and one additional person of which, Robert Sterling will return 1,692,750 shares to the Company for cancellation upon this registration statement being declared effective by the SEC. They paid an average price of $0.01 per share. The underwriter believes that they will likely sell a portion of their stock if the market price goes above $10.00. If they do sell their stock into the market, the sales may cause the market price of the common stock to drop. See "Principal Stockholders."

28.  Lock-Up.

     Pursuant to our agreement with the underwriter, our officers and directors have agreed not to sell transfer or convey by registration or otherwise, without the prior consent of the underwriter, any of our securities owned by them, directly or indirectly, for a period of two years from the effective date of this offering. However, Robert Sterling, our President and Matthew Sterling his son, may resell up to a maximum of 200,000 shares provided the bid price for the common stock is at least $10.00 after one year from the effective date. Further, all sales of such stock must be made through the underwriter, should a market exist therefore.

29.  Escrow of President's Shares.

     Robert Sterling, our President, has agreed to escrow 1,000,000 shares of his common stock with our attorney, Conrad C. Lysiak, In the event that we do not achieve sales of $35,000,000 and pre-tax income in excess of $7,500,000 by January 31, 2004, the 1,000,000 shares will be delivered by Mr. Lysiak to us and canceled. If the foregoing thresholds are achieved by us, the 1,000,000 shares will be delivered by Mr. Lysiak to Mr. Sterling. The $7,500,000 shall be computed based on pretax income before any effect created by the stock held in escrow.


---------------------------------------------------------------------
                          USE OF PROCEEDS
---------------------------------------------------------------------

     This offering is being made on a "best efforts basis." The net proceeds, after deducting $780,000 for estimated expenses associated with this offering, will be $4,420,000 assuming all the units and redeemable warrants are sold. We will use the proceeds as follows:

                              Net Proceeds to Us
                 25%             50%             75%             100%
Inventory        $   275,000     $   550,000     $   825,000     $ 1,100,000
Working Capital  $   830,000     $ 1,660,000     $ 2,490,000     $ 3,320,000
                 -----------     -----------     -----------     -----------
                 $ 1,105,000     $ 2,210,000     $ 3,315,000     $ 4,420,000
                 ===========     ===========     ===========     ===========

     While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

---------------------------------------------------------------------
                   DETERMINATION OF OFFERING PRICE
---------------------------------------------------------------------
     The price of the units and the exercise price of the redeemable warrants we are offering was arbitrarily determined by us and the underwriter in order for us to raise up to a total of $5,200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were

     *    our lack of operating history
     *    the proceeds to be raised by the offering
     *    the recommendations and demands of the underwriter
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
     * our relative cash requirements. See "Plan of Distribution; Terms of the Offering."

-------------------------------------------------------------------
            DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES
-------------------------------------------------------------------

     Assuming the maximum number of units and warrants are sold, investors in our offering will collectively own 1,000,000 shares of our common stock, or approximately 25% of the outstanding shares, for which they will have paid $5,100,000 or $5.00 per share and redeemable warrants to purchase 1,000,000 shares, for which they will have paid $0.10 per warrant (assuming that $0.10 attributed to each warrant included in the Units offered hereby and no exercise of the Underwriter' stock purchase warrant option). As a group, our existing shareholders after this offering will own 3,000,000 shares of our common stock (and after giving effect to the 1,692,750 shares which Robert Sterling, President will return when this document becomes effective), or 75% of the outstanding shares. Our pro forma net tangible book value applicable to common stock (defined as our tangible assets less the amount of our liabilities) on October 31, 1999 was $(91,000), or $(0.02) per share immediately prior to this offering. After giving effect only to the sale of the 1,000,000 units and the 1,000,000 additional redeemable stock purchase warrants offered hereby and the application of the proceeds therefrom and after deducting the underwriter commission and associated estimated offering expenses, our net tangible book value would be approximately $4,354,000, or $1.09 per share. This represents an immediate increase in the net tangible book value of $1.11 per share to existing shareholders and an immediate dilution of approximately $3.91 per share to new shareholders.

     The following table illustrates this per-share dilution:

     Assumed initial public offering price per share        $  5.00
     Pro forma net tangible book value per share before
      this offering                                         $ (0.02)
     Increase per share attributable to new shareholders    $  1.11
     Pro forma net tangible book value per share after
      this offering                                         $  1.09

     The following table sets forth as of October 31, 1999, the number of shares of common stock purchased or to be purchased from us, the total effective cash consideration to be paid to us, and the average price per share paid by existing stockholders and by new investors purchasing shares sold by us in the offering at an assumed initial offering price of $5.10 per unit and $0.10 per additional redeemable stock purchase warrant.

                         Shares Purchased                   Total Consideration
                                                                     Average
                                                                     Price
                        Number      Percent  Amount        Percent   Per Share
Existing stockholders    3,000,000    25%     $    72,135    1.4%    $ 0.10
New investors            1,000,000    75%       5,100,000   98.6%    $ 5.10
                         ---------   ----     -----------  ------
     Total               4,000,000   100%     $ 5,172,135  100.0%
                         =========   ====     ===========  ======

Does not include: (i) 1,000,000 shares of common stock issuable upon the exercise of the redeemable warrants included in each unit; (ii) 1,000,000 shares of common stock underlying the redeemable warrants; (iii) 100,000 shares of Common Stock included in the units issuable upon exercise of the underwriter's warrant; and (iv) 100,000 shares of common stock underlying the redeemable warrants included in the units subject to the underwriter's warrant. Assumes the return of 1,692,750 shares of common stock to us for cancellation by Robert Sterling upon this offering being declared effective by the SEC.

---------------------------------------------------------------------
   PLAN OF DISTRIBUTION; UNDERWRITING; AND, TERMS OF THE OFFERING
---------------------------------------------------------------------

     We have hired Castle Securities Corp. as our exclusive agent to sell our units and redeemable warrants. Castle Securities is a broker/dealer registered with the Securities and Exchange Commission and is a member of the National Association of Securities Dealers, Inc. There is no minimum number of units or redeemable warrants that Castle Securities is committed to sell. As such, any money received by Castle Securities for us will be immediately delivered to us.

     Castle Securities has agreed to act as our agent in selling the units and redeemable warrants. They have no obligation to buy our securities and may not be able to sell any of the units or redeemable warrants. We have no legal recourse against Castle Securities for their inability to sell our securities.

     We have agreed to pay Castle Securities the following for their services:

1.   A commission 10% of all money raised in this offering.

2.   A non-accountable expense allowance of $0.153 for each unit sold.

3.   A non-accountable expense allowance of $0.003 for each warrant sold.

4. One underwriter warrant for each 10 units sold at a purchase price of $0.0001 per warrant.

5. 2% of the gross proceeds of the offering for future consulting services.

     Each underwriter warrant allows Castle Securities to purchase one unit at a purchase price of $6.12. The exercise price of the underwriter warrant will be from 12 months to 60 months after this offering is declared effective by the SEC. The underwriter warrants are being registered in this offering. In the event the registration statement becomes stale, we have agreed to register the underwriter warrants on one additional occasion upon the happening of certain events. The events include:

     1. Written request by holders of 40% of the underwriter warrants and/or underlying securities. This request must be made not earlier than 12 months after this offering is declared effective by the SEC, but not later than 7 years after the offering is declared effective.

     2. Filing a registration statement with the Securities and Exchange Commission (the "SEC") or seek an exemption from registration pursuant to Regulation A of the Securities Act of 1933.

     Castle may engage other broker/dealers to sell our securities and may pay all or a portion of the foregoing fees to other broker/dealers who sell our securities, but not greater than 10% of the offering price. The amount to be paid to other broker/dealers will be determined by Castle.

     We have already advanced Castle Securities $25,000 to engage them as our underwriter.

Offering Period and Expiration Date

     This offering will commence on the date of this prospectus and continue for a period of 90 days. The Underwriter and our board of directors may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated.

     All checks subscriptions must be made payable to "Exhaust
Technologies, Inc ."

Right to Reject Subscriptions

     We and Castle Securities have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by Castle Securities to you, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Indemnification

     We and Castle Securities have agreed to indemnify each other against certain liabilities arising under the Securities Act of 1933. We have been informed by the Securities and Exchange Commission is against public policy and is unenforceable. We and the Underwriter, however, intend to seek to enforce the contractual indemnification provisions if the occasion to do so arises.

The Redeemable Warrants

     We must maintain an effective current registration statement on file with the SEC in order for you to exercise your redeemable warrants. If we do not, you will not be able to exercise your redeemable warrants. Further, we must maintain a current effective registration statement in the state of your residence in order for you to exercise your redeemable warrants. If we do not maintain an effective registration statement, you will not be able to exercise your redeemable warrants. Finally, if you move to a state where we have no state registration statement filed, you will not be able to exercise your redeemable warrants. See "Risk Factors
- We Have To Maintain A Current Registration Statement."

Underwriter's Disciplinary History

     Our underwriter is appealing a decision of the Market Surveillance Committee of the National Association of Securities Dealers, Inc. (the "Committee"), which was affirmed by the SEC, to the United States Court of Appeals for the Second Circuit wherein it was found that our underwriter: (1) used manipulative, deceptive and other fraudulent devices to create actual or apparent active trading in securities and arbitrarily or artificially established and maintained the price of securities; (2) charged excessive mark-ups; and, (3) provided inadequate supervision. It was also determined that Michael T. Studar, the underwriter's president failed to provide adequate supervision regarding the aforementioned activity. Our underwriter and Studar were jointly and severally fined $25,000; Our underwriter and Studar were jointly and severally required to make restitution in the amount of $19,373.56 plus interest to certain customers; Studar was suspended for thirty (30) days in all capacities and required to requalify as a general securities principal within ninety (90) days of the decision. All sanctions are stayed pending the determination of the appeal. An adverse decision in this matter will not have any material impact upon the underwriter's operations.

     There is currently pending against the underwriter, Michael Studar and others in the United States District Court for the Southern District of New York an action by the Securities and Exchange Commission alleging market manipulation and failure to supervise by the underwriter. The SEC is seeking injunctive relief and disgorgement of gains realized in connection with the initial public offering of U.S. Environmental f/k/a as Windfall Capital. An adverse decision against the underwriter could result in the underwriter ceasing operations and immediate termination of this offering. See "Risk Factors - Underwriter May Have To Cease Operation."

Section 15(g) of the Exchange Act

     Our units, common stock and redeemable warrants are subject to
Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you.

---------------------------------------------------------------------
                              BUSINESS
---------------------------------------------------------------------

General

     We are a development stage business formed under the laws of the state of Washington on July 21, 1998, to develop, manufacture and market two automotive devices.

The Devices

     The two automotive devices we intend to develop, manufacture and market are the Turbolator and the Pneumatic Hand Tool Exhaust Muffler. Both devices are expected to be available for sale by March 2000.

The Turbolator

     The Turbolator was invented by Robert Sterling, our President and a member of the Board of Directors, and his son, Matthew R. Sterling in 1990. A patent was issued on October 18, 1994 (No. 5,355,673). During the period that the patent was pending, the Turbolator was marketed and generated gross revenues of $160,364. The revenue was earned prior to our formation and was not recognized as revenue to us. In addition to obtaining a patent for the Turbolator, Robert Sterling obtained a trademark with the United States Trademark office on the name "Turbolator." Messrs. Sterling and Sterling have issued an exclusive license to us to manufacture, develop and market the Turbolator in the United States, provided we generate sales from the Turbolator of $-0-through 2001 and $500,000 per year, thereafter. The license granted to us for the Turbolator require that Robert Sterling and Matthew Sterling approve any license transfer from us by either a merger or sale of assets.

     The Turbolator is designed for installation on all vehicles, with the exception of turbo-charged vehicles. It is composed of a spring butterfly valve mounted in a tube housing. The butterfly valve is regulated by a pre-loaded torsion spring. The tube housing or tip housing is installed directly behind the catalytic converter or directly behind the muffler. The Turbolator comes in five sizes which are six inches long with an outside diameter varying from 2 7/8 inches to 4 1/8 inches depending on the exhaust pipe size. Two Turbolators are installed for a vehicle equipped with dual exhausts.

     The purpose of the Turbolator is to regulate exhaust flow from the engine. By regulating exhaust flow, the device creates a more efficient fuel burning engine, thus creating more horsepower and torque without other modifications to the engine.

     The Turbolator operates in conjunction with the exhaust system "OEM" computer controlled electronic port fuel injection and emission control systems already certified with the stock engine. Installation of the Turbolator does not alter the OEM location of the oxygen sensor and the converter. The tune-up specifications for a vehicle remain the same. In lab tests the Turbolator reduced certain emissions and improved fuel mileage.

Pneumatic Hand Tool Exhaust Muffler

     The Pneumatic Hand Tool Exhaust Muffler (the "PHTEM") was invented by Robert E. Sterling, in 1997. Mr. Sterling applied for a patent on January 13, 1998 and the patent has been approved. The PHTEM is currently being test marketed. No sales have been made to date and we have not decided if the PHTEM will be economically successful. Mr. Sterling has granted us an exclusive license to manufacture and market the PHTEM, in the United States, provided the Company generates sales of $-0- through 2001 and $500,000 each year thereafter.

     The PHTEM is a tool with a noise muffling system that can reduce sound levels and remove entrained solid and oil contaminates from the
exhaust air before it is discharged into the atmosphere.   The PHTEM is
used in air powered tools. The PHTEM has a handle with an exhaust passage where the contaminates pass. The PHTEM includes a number of washers positioned longitudinally about the inner tube. The combination of the inner tube and washers are located within the handle exhaust passage. An end cap is provided in closing off the inner tube distal end. During use, exhaust air enters the inner tube, flows out the inner tube airflow openings into the washers, and out the end cap. The handle muffles the sound the tool and retains the contaminates therein.

     We have registered the trademark "AirCat" to market a line of air powered tools which we have designed that uses the PHTEM. The tools include a patent pending handle design which has been ergonomically engineered to better position and balance the tool during use. Several tools have been field tested during the past year. The tools incorporating the PHTEM are substantially quieter with essentially no loss of power.

Testing

     We have conducted independent performance tests of the Turbolator through an EPA approved California testing facility. Based upon the
tests, we received a California CARB certificate (CARB #D-226).   The
California CARB Certificate certifies that the Turbolator meets, or exceeds, the air quality and vehicle performance guidelines set forth in California. Because California's air quality standards are the most stringent in the United States, such certification establishes that the Turbolator meets or exceeds the air qualification standards in all other
states.   The tests further established that the Turbolator improves fuel economy and reduces carbon monoxide and hydrocarbon emissions.

Manufacturing

     We believe there are a number of manufacturers who are capable of producing the Turbolator and the PHTEM. Raw materials for the Turbolator and PHTEM are readily available from numerous sources. Our founders have spent in excess of $50,000 during the two years prior to our incorporation in the development of the Turbolator and PHTEM.

     In August 1999, we entered into a purchase agreement with Apex Industries, Inc. ("Apex"), whereby Apex agreed to manufacture, and we agreed to purchase, 10,000 Turbolator assemblies. We have an unconditional obligation to purchase the 10,000 Turbolator assemblies and we have no right to return any unsold Turbolator assemblies. The total cost of the 10,000 Turbolator assemblies is estimated to be approximately $200,000, of which $28,500 relates to tooling cost that will become our property. In conjunction with the purchase agreement, our president secured an irrevocable standby letter of credit with a bank for $80,000 on our behalf and for the benefit of Apex. Drawings under the letter of credit will bear interest payable monthly at the bank's prime rate plus two percent (2%) and matured on November 23, 1999.

Distribution

     We intend to distribute the Turbolator and the PHTEM by direct shipment from the manufacturer.

Marketing

     We intend to market the Turbolator and the PHTEM through automotive suppliers. As of the date hereof, we have not contacted any automotive suppliers and there is no assurance that any other automotive suppliers will ever sell Turbolators or PHTEMs.

     We have terminated a previous agreement with Clarkston International Corporation to market our products.

Competition

     With respect to the Turbolator, we are not aware of any competitors within the industry that manufacture a similar product. With respect to the PHTEM, we are aware of a number of competitors within the industry that manufacture a similar, but not an identical product. Some of the foregoing manufacturers have considerably greater financial and other resources than us.

Governmental Regulation

     There are no governmental regulations which effect the manufacture, development or sale of the Turbolator or PHTEM.

Company's Office

     Our offices are located at 230 North Division, Spokane, Washington 99202. These are the offices of Robert Sterling, our President and major shareholder. We use the offices on a rent free basis. If we move to a new office location, we will have to pay rent. At this time we have not made any plans to change office locations.

Employees

     We have no full-time employees. Upon the completion of this offering, our three officers will devote 80% of their time to our operations. See "Management."

Legal Proceeding

     We are not involved in any pending legal proceeding.

Market for Common Equity and Related Stockholder Matters

     There is no public market for our units, common stock or redeemable warrants. There is no assurance that a public market for our securities will develop in the future, or if a public market does develop, that it will be sustained over a period of time.

     Currently, there are no options or warrants to purchase, or securities convertible into our common stock. All of the outstanding shares of common stock were issued pursuant to Reg. 504 of the Securities Act and are free trading. Shares of common stock owned by officers and directors may only be resold pursuant to Rule 144 of the Securities Act of 1933, but do not have to held for one year as provided therein.

     We are proposing to offer in this offering 1,000,000 units at $5.10 per unit. Each unit consists of one share of common stock and one redeemable warrant. Each redeemable warrant is convertible into one share of common stock. The exercise price of the redeemable warrant is $7.00 if exercised from __________ to __________ and $9.00 if exercised from __________ to __________. We are also offering an additional 1,000,000 redeemable warrants at $0.10 per warrant. The exercise price of the additional redeemable warrants is set forth above. We are also selling to the underwriter, up to 100,000 underwriter warrants exercisable at $6.12 per warrant. Upon the exercise on an underwriter warrant, the underwriter will receive one unit consisting of one share of common stock and one redeemable warrant. Each redeemable warrant is exercisable on the same terms as the redeemable warrants sold to the public.

     As of February 4, 2000, there were 45 shareholders of our common stock.

     We have not paid any dividends on our common stock and do not intend to do so in the immediate future.

---------------------------------------------------------------------
     MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS
---------------------------------------------------------------------

Plan of Operation

     The following Plan of Operation contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth elsewhere in this document.

     Our plan and focus during the next twelve months include the following,

     1. Complete agreements for the manufacture of the Turbolator and PHTEM.
     2.   Initiate manufacturing of the Turbolator and PHTEM.
     3.   Begin to market and sell the Turbolator and PHTEM.

     We are considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7. We have been in the development stage since its inception. We have had no recurring source of revenue, we have incurred operating losses since inception and at October 31, 1999 had a working capital deficiency. Additionally, as of October 31, 1999, we had an accumulated deficit of approximately $138,000.

     The development and marketing of new automotive technology is capital intensive. We have funded operations to date either from the sale of its common stock or through advances made by our Chief Executive Officer through a line of credit agreement. We have utilized funds obtained to date for organizational purposes and to complete certain research and development. We do not currently intend to conduct any additional product research or development in the next twelve months. Further, it is our belief that both the Turbolator and the PHTEM are ready for manufacture and marketing in their current state. At the present time we have not engaged anyone to market our products. We have located manufacturers for the Turbolator and PHTEM and are arranging for product molds to be built. As of October 31, 1999, we require additional funding to continue our efforts and have therefore entered into an understanding with an underwriter to sell shares of our common stock and common stock purchase warrants to the public market.

     We do not currently intend to purchase a plant or to expend significant amounts for additional equipment in the next twelve months. We may execute employment agreements with our Chief Executive Officer and Matt Sterling, operations manager, upon completion of the registration document for the sale of units and redeemable warrants to the public, provided it is profitable to do so.

     In August 1999, we entered into a purchase agreement with Apex Industries, Inc. ("Apex"), whereby Apex agreed to manufacture, and we agreed to purchase, 10,000 Turbolator assemblies. The total cost of the 10,000 Turbolator assemblies is estimated to be approximately $200,000, of which $28,500 relates to tooling cost that will become our property. In conjunction with the purchase agreement, our president secured an irrevocable standby letter of credit with a bank for $80,000 on our behalf and for the benefit of Apex. Drawings under the letter of credit will bear interest payable monthly at the bank's prime rate plus two percent (2%) matured on November 23, 1999.

Operating Expenses:

     Operating expenses include those costs incurred for professional services provided to us in connection with certain agreements executed by us and the costs incurred for the private placement of our common stock. In addition we incurred certain expenses necessary to complete the necessary research and development associated with our products. Operating expenses totaling $134, 000 have been incurred since inception. For the nine-month period ended October 31, 1999 our operating expenses totaled $99,000 as compared to $31,000 for the period from inception July 21, 1998 through October 31, 1998. This increase of approximately $68,000 or 219% was primarily the result of an increase of $49,000 from professional services and $41,000 in research and development costs, as partially offset by $30,000 in fees paid to our Directors in the form of common stock. Finally, approximately $8,000 of additional expense was incurred in 1999, and was primarily the result of the increase in our general administrative activities.

Other Expenses:

     Other expenses consist of interest expense incurred by us on borrowings on the related party line of credit. Interest expense totaling $5,000 has been incurred since inception, as of October 31, 1999. During the nine-month period ended October 31, 1999 we recognized interest expense of $4,000. There were no outstanding borrowings on the related party line of credit for the comparable period of the prior year.

Net Loss:

     Primarily as a result of the foregoing factors, our net loss was $138,000 as of the period from inception through October 31, 1999. The net loss for the nine-month period ended October 31, 1999 was $102,000 as compared to $31,000 for the period from inception July 21, 1998 through October 31, 1998. This increase of approximately $71,000 lead to a $0.01 increase in the loss per share to $0.02 for the nine month period ended October 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

Financial Condition:

     During the period from inception through October 31, 1999, we used cash in operating activities of $130,000. For the nine-month period ended October 31, 1999 we used cash in operating activities of $118,000 as compared to a $1,000 which was used in the period from date of inception (July 21, 1998) through October 31, 1998. This increase in the cash used in operating activities was primarily associated with the increase in the net loss for the nine months ended October 31, 1999. As of October 31, 1999 we had a cash balance of $516 in cash and cash equivalents. From the date of inception to October 31, 1999 we used cash in investing activities of $73,000, all of which occurred during the nine month period ended October 31, 1999 and related to the acquisition of certain licensing rights and for limited production and testing equipment. We have historically financed our operation from either the sale of our common stock or from borrowings on the related party line of credit. From inception through October 31, 1999 we obtained financing funds totaling $203,000, the majority of which were obtained during the nine months ended October 31, 1999.

     At October 31, 1999, we had a deferred tax asset of approximately $136,000. We do not believe that our present condition or past results makes it more likely than not that we will be able to realize the benefit of this deferred tax asset. As such a valuation allowance has been established equal to the net deferred tax asset.

     As of October 31, 1999, we had no recurring source of revenue, had incurred losses since inception and had a working capital deficiency. Primarily as a result of these factors, our independent certified public accountants included an explanatory paragraph in their report on our financial statements for the period ended July 31, 1999, which expressed substantial doubt about our ability to continue as a going concern. We believe the ability of our Company to continue as a going concern and achieve profitability is highly dependent on a number of factors including, but not limited to: our ability to market and distribute our products, obtain sufficient financing, and to secure an agreement with a manufacturer to produce in sufficient quantity and at a cost efficient price, our two products, the Turbolator and the PHTEM.

IMPACT OF YEAR 2000

     The Year 2000 issue was the result of computer programs written using two digits rather than four to define the applicable year. As a result, date sensitive software could have recognized a date using "00" as the year 1900 rather than the year 2000. This could result in system failures or miscalculations causing disruptions of operations, including among others, temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     Though we did not acquire any additional hardware or software technology in support of our services, any future acquisitions will most likely involve hardware or software which is relatively new and therefore we do not anticipate that we will incur significant operating expenses or be required to invest heavily in computer systems improvements to be Year
2000 compliant.   Hardware and software manufactured before January 1,
2000 but sold thereafter may contain defects which could cause a hardware or software failure. As we make arrangements with significant hardware and software suppliers, we intend to determine the extent to which we may be vulnerable should those third parties fail to address and correct their own Year 2000 issues and take measures to reduce our exposure, such as, finding alternative suppliers or requiring the suppliers to correct Year 2000 compliance issues prior to acquiring the product. If our suppliers have Year 2000 compliance deficiencies, we have located alternative suppliers on terms that are similar to those being sought at this time. Other than the foregoing measures, we have no other contingency plans for dealing with third parties which do not become Year 2000 compliant within a timely manner. We anticipate that this will be an ongoing process as we begin to implement our plan of operation. There can be no assurances that the systems of suppliers or other companies on which we may rely will be converted in a timely manner and will not have a materially adverse effect on our systems.

     Additionally there can be no assurances that the computer systems necessary to maintain the viability of the Internet will be Year 2000 compliant. We believe that we have taken the steps necessary regarding Year 2000 compliance issues with respect to matters within our control, and to date, we have not experienced any Year 2000 issues. However, no assurance can be given that Year 2000 compliant issues will not have a material adverse effect on our business, financial condition and results of operations in the future.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized as income in the period of change. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. Based on our current and planned future activities relative to derivative instruments, we believe that the adoption of SFAS No. 133 on January 1, 2001 will not have a significant effect on our financial statements.

---------------------------------------------------------------------
                             MANAGEMENT
---------------------------------------------------------------------

Officers and Directors

     Each of our directors is elected by the stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, age and position of our present officers and directors are set forth below:

Name                     Age       Position

Robert E. Sterling       56        President and a member of the Board
                                   of Directors

Ronald L. Allen          59        Vice President and a member of the
                                   Board of Directors

William A. Sutherland    54        Secretary/Treasurer and a member of
                                   the Board of Directors

     All directors hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Our officers are elected by the Board of Directors after each annual meeting of shareholders and hold office until their death, or until they resign or have been removed from office.

Robert E. Sterling - President and a member of the Board of Directors.

     Mr. Sterling, one of our founders, has been our President and a member of the Board of Directors since our inception. Mr. Sterling is the founding principal and sole owner of Bob Sterling Enterprises, Inc., a Washington corporation, located in Spokane, Washington. Sterling Enterprises was formed in 1967 and conducts business through itself and several subsidiary corporations in general contracting, real estate and retail stores. Since 1967, Mr. Sterling has owned Midas Muffler Shops in Washington and Idaho and has from time-to-time owned and operated Midas Muffler Shops in Hawaii (1978) and Nevada (1979 TO 1984). Mr. Sterling has also served as an officer and director of the following publicly traded corporations: Gold Express Corporation (1984 to 1989) and Gold Coin Mining, Inc. (1984 to 1989).

Ronald L. Allen - Vice President and a member of the Board of Directors.

     Mr. Allen, one of our founders, has been our Vice President and a member of the Board of Directors since our inception. Mr. Allen has been engaged in the commodity futures business since 1973 and since 1994 has owned Merchants Futures of the Northwest, a commodity brokerage company located in Spokane, Washington. Mr. Allen has served as an officer and director of the following publicly traded corporations: Gold Capital, Inc. (1983); Remco Enterprises, Inc. (1978) and, Calco Enterprises, Inc.
(1981).

William A. Sutherland - Secretary/Treasurer, Chief Financial Officer, and a member of the Board of Directors.

     Mr. Sutherland, one of our founders, has been our Secretary/Treasurer, Chief Financial Officer and a member of the Board of Directors since our inception. Since 1970, Mr. Sutherland has been involved in the automotive industry as a consultant (1979 to the present) and automobile dealer (1975 to 1989). He has owned Lincoln, Mercury, and Mercedes Benz car dealerships and is currently a consultant to a number of auto dealerships located in Spokane, Washington.

     All of our officers and directors are engaged in other business. As such, they will not be devoting time exclusively to our operations. Our officers and directors intend to devote approximately 80% of their time to the operation of our business.

---------------------------------------------------------------------
                      EXECUTIVE COMPENSATION
---------------------------------------------------------------------

Summary Compensation

     The following table sets forth the compensation paid to our officers during fiscal 1999. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

SUMMARY COMPENSATION TABLE [1]

(a)         (b)  (c)    (d)    (e)        (f)        (g)        (h)     (i)
                               Other                 Securities
Name and                       Annual     Restricted Underlying All     Other
Principal                      Compen-    Stock      Options/   LTIP    Compen-
Position    Year Salary Bonus  sation     Award(s)   SARs       Payouts sation
Robert E.   1999 -      -      $10,000[2] -          -          -       -
 Sterling   1998 -      -           -     -          -          -       -
President   1997 -      -           -     -          -          -       -

Ronald L.   1999 -      -      $10,000[2] -          -          -       -
 Allen      1998 -      -           -     -          -          -       -
Vice        1997 -      -           -     -          -          -       -
 President

William A. 1999  -      -      $10,000[2] -          -          -       -
Sutherland 1998  -      -           -     -          -          -       -
Secretary- 1997  -      -           -     -          -          -       -
 Treasurer

[1] All compensation received by the officers and directors has been disclosed.

[2] Represents the value of 50,000 shares issued to each individual for services as a director.

     There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

     No individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs") and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors in fiscal 1999.

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

     Each member of the Board of Directors received 50,000 shares of common stock to serve on the Board of Directors during fiscal 1999. The directors did not receive any other compensation for serving as members of the Board of Directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the Board of Directors.

     We do not expect to pay any salaries to our officers for the fiscal year-ended January 31, 2000. We do not expect to pay salaries to any of our officers until such time as we generate sufficient revenues to do so. We do not anticipate paying any salaries to our officers until fiscal 2001. We do not intend to pay any additional compensation to our directors. As of the date hereof, we have not entered into employment contracts with any of our officers and we do not intend to enter into any employment contracts until such time as it profitable to do so.

Indemnification

     Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Washington.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

---------------------------------------------------------------------
                       PRINCIPAL STOCKHOLDERS
---------------------------------------------------------------------

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address    Number of      Number of           Percentage
Beneficial          Share Before   Shares After        of Ownership
owner [1]           Offering       Offering            After Offering
Robert Sterling     4,300,000      2,607,250           65.18%
230 N. Division St.
Spokane, WA 99202

Ronald Allen           50,000         50,000            1.25%
3031 W. 22nd
Spokane, WA 99204

William Sutherland     50,000         50,000            1.25%
7202 S. Oak Road
Spokane, WA 99224

All Officers and
Directors as a Group
(3 Persons)         4,400,000      2,707,250           67.68%

[1] The persons named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his/its direct and indirect stock holdings. Messrs. Sterling, Allen and Sutherland are the only "promoters" of our company.

Future Sales by Existing Stockholders

     A total of 4,692,750 shares of common stock were issued and outstanding on January 1, 2000. Mr. Sterling has agreed to return 1,692,750 shares which he owns to us upon the registration statement being declared effective by the SEC. After Mr. Sterling returns 1,692,750 shares to us, there will be outstanding, prior to this offering, 3,000,000 shares of common stock. While the foregoing 3,000,000 shares are all free trading, each officer and director has agreed not to sell transfer or convey by registration or otherwise, without the prior consent of the underwriter, any of our securities owned by them, directly or indirectly, for a period of two years from the effective date of this offering. However, Robert Sterling, our President and Matthew Sterling his son, may resell up to a maximum of 200,000 shares provided the bid price for the common stock is at least $10.00 after one year from the effective date. Further, all sales of such stock must be made through the underwriter.

Escrow of 1,000,000 Shares by Robert Sterling

     Robert Sterling, our President, has agreed to escrow 1,000,000 shares of his common stock with our attorney, Conrad C. Lysiak, In the event that we do not achieve sales of $35,000,000 and pre-tax income in excess of $7,500,000 by January 31, 2004, the 1,000,000 shares will be delivered by Mr. Lysiak to us and canceled. If the foregoing thresholds are achieved by us, the 1,000,000 shares will be delivered by Mr. Lysiak to Mr. Sterling. The $7,500,000 shall be computed based on pretax income before any effect created by the stock held in escrow.

     The units and warrants sold in this offering will be immediately resalable. Sales of our other shares could have a depressive effect on the market price, if any, of our common stock and the shares we are offering. See "Dilution of the Price You Pay for Your Shares - Restricted Shares Eligible for Future Sale."

---------------------------------------------------------------------
                     DESCRIPTION OF SECURITIES
---------------------------------------------------------------------

Units

     Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock at a price of $7.00 provided the same is exercised from __________ to __________ and at a price of $9.00 if the warrant is exercised
__________ to __________ warrants are not exercised by __________ and cannot be exercised thereafter. If the redeemable warrants are not exercised by _________ they will expire and cannot be exercised thereafter.

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our board of directors;

     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Washington for a more complete description of the rights and liabilities of holders of our securities.

Non-Cumulative Voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 75% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Redeemable Warrants

     Each redeemable warrant entitles the holder to purchase one share of common stock at a price of $7.00 provided the same is exercised from __________ to __________ and at a price of $9.00 if the warrant is exercised from __________ to __________ If the redeemable warrants are not exercised by __________ they will expire and cannot be exercised thereafter.

     The redeemable warrants are subject to redemption by us upon the following conditions:

     1.   Thirty (30) days written notice to you.

     2.   The effectiveness of a current registration statement.

     3. Our common stock having traded at least $10.00 per share for thirty (30) trading days immediately preceding the date of the notice to you during the exercise period __________ to __________.

     4. Our common stock having traded at least $15.00 per share for thirty (30) trading days immediately preceding the date of the notice to you during the exercise period _________ to __________.

     If we call the redeemable warrants for redemption, and you do not exercise your redeemable warrant, the warrant will terminate on the date set forth in the notice to you.

Reports

     We are subject to certain reporting requirements and will furnish annual financial reports to you certified by our independent accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Stock Transfer and Warrant Agent

     The stock transfer and redeemable warrant agent for our securities is American Securities Transfer & Trust, Inc., 12039 West Alameda
Parkway, Suite Z-2, Lakewood, Colorado 80228 and its telephone number is (303) 986-5400.

---------------------------------------------------------------------
                        CERTAIN TRANSACTIONS
---------------------------------------------------------------------

     On July 21, 1998, we entered into a Licensing Agreement with Robert Sterling, our President, and Matthew Sterling, the son of Robert Sterling for the licensing of the development, manufacturing and marketing of the Turbolator. Further, on the same date, we entered into a licensing agreement with Robert Sterling, for the development, manufacturing and marketing of the PHTEM. The foregoing agreements were subsequently amended to extend the time period that we have to generate revenues from the sale of our products.

     On July 31, 1998, we issued 4,500,000 shares of Common Stock to the following pursuant to Reg. 504 of the Securities Act of 1933 (the "Act"):
                         Total consideration
Name                     and shares acquired

Robert E. Sterling       4,250,000 shares for President and the
                         Licensing Agreement and Director 50,000 shares for services as a director

Ronald L. Allen          50,000 shares for services as a director

William A. Sutherland    50,000 shares for services as a director

Matthew R. Sterling      100,000 shares for the Licensing Agreement

TOTAL                    4,500,000 shares for Licensing Agreements  and
                         Services valued at $45,841

     We received cash advances under a line of credit totaling $177,160 at October 31, 1999 from Robert Sterling. Borrowings under the line of credit accrue interest at the rate of 8% per annum and mature on August 1, 1999. The borrowings are unsecured.

     Upon this registration statement being declared effective by the SEC, Robert Sterling will return 1,692,750 shares to us for cancellation as a condition to Castle Securities Corp. acting as our underwriter.

     A conflict of interest exists between us and Robert Sterling, our president. Pursuant to the licensing agreements between us and Robert Sterling, if we do not sell a minimum number of Turbolators and PHTEMs the licensing agreements will terminate. Therefore, it may be to Mr. Sterling's advantage to cause the termination of the licensing agreements. This directly conflicts with his duty as our president to do all things necessary to assure that we meet the minimum sales in order to maintain the licensing agreements.

---------------------------------------------------------------------
                             LITIGATION
---------------------------------------------------------------------

     We are not a party to any pending litigation and none is contemplated or threatened.

---------------------------------------------------------------------
                              EXPERTS
--------------------------------------------------------------------

     The financial statements included in this prospectus and in the registration statement have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report (which contained an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere herein and in the registration statement, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


---------------------------------------------------------------------
                            LEGAL MATTERS
---------------------------------------------------------------------

     Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company. Robert C. Beers, P.C., Attorney at Law, 3 Linden Street, Selden, New York 11784 telephone (631) 698-7794 has acted as legal counsel for the Underwriter.


---------------------------------------------------------------------
                        FINANCIAL STATEMENTS
---------------------------------------------------------------------

     Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

     Our audited financial statements from inception through July 31, 1999; and our unaudited financial statements for the quarter ended October 31, 1999 immediately follow:


                    INDEX TO FINANCIAL STATEMENTS

Exhaust Technologies, Inc. (a development stage company)

Report of Independent Certified Public Accountant .    .    F-1
Balance Sheets .    .    .    .    .    .    .    .    .    F-2
Statements of Loss  .    .    .    .    .    .    .    .    F-3
Statement of Changes in Stockholders' (Deficit) Equity .    F-4
Statements of Cash Flows .    .    .    .    .    .  F-5 to F-6
Summary of Accounting Policies     .    .    .    . F-7 to F-10
Notes to Financial Statements .    .    .    .    .F-11 to F-14

         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Stockholders
Exhaust Technologies, Inc.

We have audited the accompanying balance sheets of Exhaust Technologies, Inc. (a development stage company), as of July 31, 1999 and January 31, 1999, and the related statements of loss, changes in stockholders' (deficit) equity and cash flows for the six month period ended July 31, 1999 and for the period from July 21, 1998 (date of inception) through January 31, 1999. We have also audited the statements of loss, changes in stockholders' equity and cash flows from inception (July 21, 1998) through July 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exhaust Technologies, Inc. as of July 31, 1999 and January 31, 1999, and the results of its operations and its cash flows for the six month period ended July 31, 1999, the period from July 21, 1998 (date of inception) through January 31, 1999 and the period from inception (July 21, 1998) through July 31, 1999, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no recurring source of revenue and has incurred losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Spokane, Washington
August 9, 1999, except for Note 3
  which is as of December 14, 1999

                     EXHAUST TECHNOLOGIES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                           BALANCE SHEETS
                           ASSETS (Note 1)

                              October 31,    July 31,       January 31,
                              1999           1999           1999
                              ----------     ---------      ---------
                              (Unaudited)
Current assets:
 Cash                         $      516     $   2,081      $  27,265
 Inventory                        29,983            -           7,991
 Prepaid expenses                 10,866         1,105             -
                              ----------     ---------      ---------
Total current assets              41,365         3,186         35,256
                              ----------     ---------      ---------
Equipment, net (Note 2)           57,409        10,239             -
Other assets:
Licenses, net of
 accumulated amortization
 of $3,486, $2,849 and
 $1,584 (Note 3)                  27,948        28,585         14,257
Deferred stock offering
 costs (Note 7)                   25,000        25,000             -
                              ----------     ---------      ---------
                              $  151,722     $  67,010      $  49,513
                              ==========     =========      =========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
 Accounts payable             $   36,250     $  16,256      $      -
 Accrued interest                  4,534         2,017            785
 Line of credit -
  related party (Note 4)         177,160        74,509         22,509
                              ----------     ---------      ---------
Total current liabilities        217,944        92,782         23,294
                              ----------     ---------      ---------
Commitments and contingencies
 (Notes 1, 6 and 7)

Stockholders' (deficit) equity:
 Common stock, $.00001 par value;
  100,000,000 shares authorized;
  4,692,750, 4,692,750 and
  4,642,500 shares issued and
  outstanding                         47             47            46
 Additional paid-in capital       72,088         72,088        62,039
 Deficit accumulated during
  the development stage         (138,357)       (97,907)      (35,866)
                              ----------     ----------     ---------
Total stockholders'
(deficit) equity                 (66,222)       (25,772)       26,219
                              ----------     ----------     ---------
                              $  151,722     $   67,010     $  49,513
                              ==========     ==========     =========

        See accompanying summary of accounting policies and
                   notes to financial statements.

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                         STATEMENTS OF LOSS

                         Date of                            Date of
                         Inception           Nine           Inception
                         (July 21, 1998)     Months         (July 21, 1998)
                         Through             Ended          Through
                         October 31,         October 31,    October 31,
                         1999                1999           1998
                         ----------          ----------     ----------
                         (Unaudited)         (Unaudited)    (Unaudited)
Revenues                 $       -           $       -      $      -
                         ----------          ----------     ---------
Operating expenses:
 Professional services       49,447              49,447            -
 Research and development    40,518              40,518            -
 Office expense               3,050               2,391           304
 Advertising                  1,300               1,300            -
 Amortization                 3,486               1,902           678
 Travel                       3,100                 262           295
 Directors fees              30,000                  -         30,000
 Dues and subscriptions         275                 275            -
 Supplies                     2,647               2,647            -
                         ----------          ----------     ---------
Total operating expenses    133,823              98,742        31,277
                         ----------          ----------     ---------
Loss from operations       (133,823)            (98,742)      (31,277)
                         ----------          ----------     ---------
Other expense:
  Interest expense           (4,534)             (3,749)           -
                         ----------          ----------     ---------
Net loss                 $ (138,357)         $ (102,491)    $ (31,277)
                         ==========          ==========     =========
Net loss per share
 basic and diluted                           $    (0.02)    $   (0.01)
                                             ==========     =========
Weighted average
number of shares
basic and diluted                             4,687,405     4,500,000
                                             ==========     ==========






        See accompanying summary of accounting policies and
                   notes to financial statements.

                                F-3a

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                         STATEMENT OF LOSS


                                   Date of                   Date of
                                   Inception Six             Inception
                                   (07/21/98)    Months      (07/21/98)
                                   Through       Ended       Through
                                   July 31,      July 31,    January  31,
                                   1999          1999        1999
                                   ---------     --------    -----------
Revenues                           $      -      $     -     $        -
                                   ---------     --------    -----------
Operating expenses:
 Professional services                41,445       41,445             -
 Research and development             15,171       15,171             -
 Office expense                        1,300        1,300            659
 Advertising                           2,278        1,619             -
 Amortization                          2,858        1,274          1,584
 Travel                                2,838           -           2,838
 Directors fees                       30,000           -          30,000
 Dues and subscriptions                   -            -              -
 Supplies                                 -            -              -
                                   ---------    ---------    -----------
Total operating expenses              95,890       60,809         35,081
                                   ---------    ---------    -----------
Loss from operations                 (95,890)     (60,809)       (35,081)
                                   ---------    ---------    -----------
Other expense:
 Interest expense                     (2,017)      (1,232)          (785)
                                   ---------    ---------    -----------
Net loss                           $ (97,907)   $ (62,041)   $   (35,866)
                                   =========    =========    ===========
Net loss per share basic
 and diluted                                    $   (0.01)   $     (0.01)
                                                =========    ===========
Weighted average number of
 shares basic and diluted                       4,687,405      4,516,264
                                                =========    ===========












        See accompanying summary of accounting policies and
                   notes to financial statements.

                                F-3b

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

      STATEMENTS OF CHANGES IN STOCKHOLDERS' (DEFICIT) EQUITY
For the Nine Months Ended October 31, 1999 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period Ended January 31, 1999

                                                  Deficit
                                                  Accumulated
                                        Additional  During the
                      Common Stock      Paid-in     Development
                    Shares    Amount    Capital     Stage          Total
                    --------- ----      --------    ----------     ---------
Common stock issued
to inventors at
inception for
licenses at $0.01
per share           4,350,000 $ 43      $ 15,798    $       -      $  15,841

Common stock issued
for services at $0.20
per share             150,000    2        29,998            -         30,000

Common stock issued
for cash at $0.20
per share             142,500    1        16,243            -         16,244

Net loss for
 the period                -    -             -        (35,866)      (35,866)
                    --------- ----      --------    ----------     ---------
Balance,
 January 31, 1999   4,642,500   46        62,039       (35,866)       26,219

Common stock issued
for cash at $0.20
per share              50,250    1        10,049            -         10,050

Net loss for
 the period                -    -             -        (62,041)      (62,041)
                    --------- ----      --------    ----------     ---------
Balance,
 July 31, 1999      4,692,750   47        72,088       (97,907)      (25,772)

Net loss for the
 period (unaudited)        -    -             -        (40,450)      (40,450)
                    --------- ----      --------    ----------     ---------
Balance,
 October 31, 1999
 (unaudited)        4,692,750 $ 47      $ 72,088    $ (138,357)    $ (66,222)
                    ========= ====      ========    ==========     =========





         See accompanying summary accounting policies and notes to financial statements

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS
                  Increase (Decrease) in Cash Flow

                              Date of                       Date of
                              Inception      Nine           Inception
                              (07/21/98)     Months         (07/21/98)
                              Through        Ended          Through
                              October 31,    October 31,    October 31,
                              1999           1999           1998
                              ----------     ----------     ----------
                              (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from operating
activities:
 Net loss                     $ (138,357)    $ (102,491)    $ (31,277)
 Adjustments to reconcile
  net loss to net cash used
  in operating activities:
  Amortization                     3,486          1,902           678
  Issuance of common stock
   for services                   30,000             -         30,000
 Changes in assets and
 liabilities:
  Deposits                       (25,000)       (25,000)           -
  Accounts payable                36,250         36,250            -
  Supplies inventory             (22,772)       (21,992)           -
  Prepaid expenses               (10,866)       (10,866)           -
  Accrued interest                 4,534          3,749            -
                              ----------     ----------     ---------
Net cash used in
  operating activities          (122,725)      (118,448)         (599)
                              ----------     ----------     ---------
Cash flows from
 investing activities:
  Cash paid for licenses         (15,593)       (15,593)           -
  Cash paid for property
   and equipment                 (57,409)       (57,409)           -
                              ----------     ----------     ---------
Net cash used in
 investing activities            (73,002)       (73,002)           -
                              ----------     ----------     ---------






         See accompanying summary of accounting policies and notes to financial statements.

                                F-5a

                     EXHAUST TECHNOLOGIES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS
                  Increase (Decrease) in Cash Flow

                                        Date of                     Date of
                                        Inception Six               Inception
                                        (07/21/98)    Months        (07/21/98)
                                        Through       Ended         Through
                                        July 31,      July 31,      January 31,
                                        1999          1999          1999
                                        ---------     --------      ----------
Cash flows from operating activities:
Net loss                                $ (97,907)    $ (62,041)    $ (35,866)
Adjustments to reconcile net loss to net
 cash used in operating activities:
  Amortization                              2,858         1,274         1,584
  Issuance of common stock for services    30,000            -         30,000
 Changes in assets and liabilities:
  Deposits                                (26,105)       (26,105)          -
  Accounts payable                         16,256         16,256           -
  Supplies inventory                        7,211          7,991         (780)
  Prepaid expenses                             -              -            -
  Accrued interest                          2,017          1,232          785
                                        ---------      ---------    ---------
Net cash used in operating activities     (65,670)       (61,393)      (4,277)
                                        ---------      ---------    ---------
Cash flows from investing activities:
 Cash paid for licenses                   (15,602)       (15,602)          -
 Cash paid for property and equipment     (10,239)       (10,239)          -
                                        ---------      ---------    ---------
Net cash used in investing activities     (25,841)       (25,841)          -
                                        ---------      ---------    ---------














         See accompanying summary of accounting policies and notes to financial statements.

                                 F-5b

                     EXHAUST TECHNOLOGIES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                      STATEMENTS OF CASH FLOWS
                  Increase (Decrease) in Cash Flow

                              Date of                       Date of
                              Inception      Nine           Inception
                              (07/21/98)     Months         (07/21/98)
                              Through        Ended          Through
                              October 31,    October 31,    October 31,
                              1999           1999           1998
                              ----------     ----------     ----------
                              (Unaudited)    (Unaudited)    (Unaudited)
Cash flows from financing
 activities:
 Borrowings under line of
 credit   related party         169,949        154,651         6,400
 Net proceeds from sale
  of common stock                26,294         10,050         8,744
                              ---------      ---------      --------
Net cash provided by
 financing activities           196,243        164,701        15,144
                              ---------      ---------      --------
Net increase (decrease) in cash     516        (26,749)       14,545
Cash, beginning of period            -          27,265            -
                              ---------      ---------      --------
Cash, end of period           $     516      $     516      $ 14,545
                              =========      =========      ========

Supplemental disclosures of
 cash flow information:
 Cash paid during the period for:
  Interest                    $      -       $      -       $     -
  Income taxes                $      -       $      -       $     -
                              =========      =========      ========

Noncash financing activities:
 Issuance of common stock in
 exchange for licenses        $  15,841      $      -       $     -
Inventory advanced under line
 of credit - related party    $   7,211      $      -       $     -
                              =========      =========      ========







         See accompanying summary of accounting policies and notes to financial statements.

                                F-6a

                     EXHAUST TECHNOLOGIES, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                       STATEMENT OF CASH FLOWS
                  Increase (Decrease) in Cash Flow

                                           Date of                 Date of
                                           Inception    Six        Inception
                                           (07/21/98)   Months     (07/21/98)
                                           Through      Ended      Through
                                           July 31,     July 31,   January  31,
                                           1999         1999       1999
                                           ---------    --------   ----------
Cash flows from financing activities:
 Borrowings under line of
  credit   related party                     67,298       52,000      15,298
 Net proceeds from sale of common stock      26,294       10,050      16,244
                                           --------    ---------    --------
Net cash provided by financing activities    93,592       62,050      31,542
                                           --------    ---------    --------
Net increase (decrease) in cash               2,081      (25,184)     27,265
Cash, beginning of period                        -        27,265          -
                                            --------  ----------    --------
Cash, end of period                         $  2,081  $    2,081    $ 27,265
                                            ========  ==========    ========

Supplemental disclosures of cash
 flow information:
 Cash paid during the period for:
  Interest                                  $     -   $       -     $     -
  Income taxes                              $     -   $       -     $     -
                                            ========  ==========    ========
Noncash financing activities:
 Issuance of common stock in
  exchange for licenses                     $ 15,841  $       -     $ 15,841
 Inventory advanced under line
  of credit - related party                 $  7,211  $       -     $  7,211
                                            ========  ==========    ========











         See accompanying summary of accounting policies and notes to financial statements.

                                F-6b

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF ACCOUNTING POLICIES
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999

Nature of Business

Exhaust Technologies, Inc. ("Exhaust Technologies" or "the Company") is a development stage enterprise which holds exclusive manufacturing, developing, and marketing rights in the United States for the Turbolator, a tube-housing designed for installation on vehicles to regulate exhaust flow from the engine, and for the Pneumatic Hand Tool Exhaust Muffler ("PHTEM"), a noise muffling system installed on pneumatic wrenches which can reduce the sound levels and remove contaminates from the exhaust air before discharging into the atmosphere. The Company was incorporated pursuant to the laws of the
state of Washington in July 1998.   The Company's fiscal year end is
January 31.

Cash Equivalents

For financial reporting purposes, the Company considers all highly liquid investments with an original maturity of three months or less when purchased to be a cash equivalent. Financial instruments, which potentially subject the Company to a concentration of credit risk, consist of cash and cash equivalents. Cash and cash equivalents consist of funds deposited with various high credit quality financial institutions.

Inventory

Inventory consists of supplies and component parts. Inventory is stated at the lower of cost (first-in, first-out method) or market.

Equipment

Equipment is recorded at cost. Depreciation and amortization are provided using the straight-line method over the useful lives of the respective assets. Major additions and betterments are capitalized. Upon retirement or disposal, the cost and related accumulated depreciation or amortization are removed from the accounts and any gain or loss is reflected in operations. Equipment with a nominal value was contributed by the founders at inception, and accordingly, no asset has been recognized.

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF ACCOUNTING POLICIES
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999

Licenses

The costs associated with acquiring exclusive licensing rights to patented technology have been capitalized and are being charged to expense using the straight line method of amortization over ten years, the estimated useful lives of the patents.

In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of", management of the Company reviews the carrying value of its intangible assets on a regular basis. Estimated undiscounted future cash flows from the intangible assets are compared with the current carrying value. Reductions to the carrying value are recorded to the extent the net book value of the property exceeds the estimate of future undiscounted cash flows.

Income Taxes

Income taxes are provided based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The carrying amounts reported in the consolidated balance sheet as of October 31, 1999, July 31, 1999 and January 31, 1999 for cash equivalents and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of the line of credit - related party approximates its carrying value as the stated rate of the debt reflects recent market conditions.

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF ACCOUNTING POLICIES
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999


Research and Development Costs

Research and development costs are charged to expense as incurred.

Net Loss Per Share

SFAS No. 128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. The Company had no dilutive potential common stock at October 31, 1999, July 31, 1999 and January 31, 1999 and therefore, basic and diluted EPS are the same for both periods.

New Accounting Pronouncements

In June 1998 the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk, or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized as income in the period of change. In July 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the effective date of SFAS No. 133." SFAS No. 137 amends the effective date of SFAS No. 133 to now be for all fiscal quarters of fiscal years beginning after June 15, 2000. Based on its current and planned future activities relative to derivative instruments, the Company believes that the adoption of SFAS No. 133 will not have a significant effect on its financial statements.

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                   SUMMARY OF ACCOUNTING POLICIES
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999


Interim Accounting Policy

In the opinion of the Company's management, the accompanying unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the balance sheet of the Company and the statement of operations and cash flows as of and for the nine months ended October 31, 1999 and the period ended October 31, 1998. The statement of operations for the nine months ended October 31, 1999 are not necessarily indicative of results of operations to be expected for the year ended January 31, 2000.

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999

1.   Development Stage Operations and Going Concern

The Company has been in the development stage since its inception. The Company has no recurring source of revenue and has incurred losses since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that may be necessary if the Company is unable to continue as a going concern.

Management of the Company has undertaken certain actions to address these conditions. Management currently plans to commence production in fiscal 2000. To this end, management is currently in negotiations with manufacturers to produce the Company's products and with marketing representatives to establish a product channel. Funds required to carry out management's plans are expected to be derived from future stock sales or borrowings from the Company's shareholders. (See Note 7.) There can be no assurances that the Company will be successful in executing its plans.

2.   Equipment

Major classes of property and equipment consist of the following:

                              October 31,    July 31,       January 31,
                              1999           1999           1999
                              (Unaudited)
Equipment                     $  6,715       $  6,715       $ 6,715
Equipment held for use
 in future production           57,409         10,239            -
                              --------       --------       -------
Total property and equipment    64,124         16,954         6,715
Less accumulated depreciation    6,715          6,715         6,715
                              --------       --------       -------
Net property and equipment    $ 57,409       $ 10,239       $    -
                              ========       ========       =======

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999


3.   Licenses

In 1998, the Company acquired exclusive licensing rights to manufacture, develop and market the Turbolator and the PHTEM from the Company's president and his son ("the inventors") under separate licensing agreements. The licenses were acquired through the issuance of 4,350,000 shares of common stock, valued at $15,841, which represented the inventors' historical cost basis in the licenses. Pursuant to the terms of the agreements, and a modification to these agreements executed on December 14, 1999, the Company is required to generate sales of the Turbolator and the PHTEM of at least $500,000 per year, beginning in fiscal 2002 and continuing for all years thereafter, in order to retain the licensing rights.

4.   Line of Credit - Related Party

The Company has a line of credit with the Company's president which allows for borrowings up to $400,000. Borrowings under the line of credit are unsecured. Outstanding borrowings under the line of credit accrue interest at 8% and mature on August 1, 2000.

5.   Income Taxes

At October 31, 1999, July 31, 1999 and January 31, 1999, the Company had net deferred tax assets of approximately $136,000 (unaudited) and $39,000 and $12,500 principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at October 31, 1999, July 31, 1999 and January 31, 1999. The difference in the expected federal benefit and the actual tax benefit recorded is due to the increase in the valuation allowance.

At July 31, 1999, the Company has net operating loss carryforwards totaling approximately $93,000, which expire in the years 2014 through 2015.

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999

6.   Commitments and Contingencies

In May 1999, the Company entered into a consulting and marketing agreement with Clarkstone International Corporation ("Clarkstone") relating to product development and marketing of the Company's products. Clarkstone will be paid a fee of $150 per hour at an estimated 80 hours, which will be paid in the form of common stock at $5.00 per share. In addition, the Company will pay commissions of 15% of the sales price for sales under $10,000; $1,500 plus 12% of the sales price for sales over $10,000; $2,700 plus 11% of the sales price for sales over $20,000; and $3,800 plus 10% of the sales price for
sales over $30,000.   The foregoing agreement may be terminated by
either party upon 90 days written notice to the other; however, Clarkstone will be entitled to the compensation set forth therein for a period of twelve months from the date of termination. On November 10, 1999, the Company provided Clarkstone with written notice and effectively terminated this agreement.

7.   Subsequent Events

In August 1999, the Company entered into a purchase agreement with Apex Industries, Inc. ("Apex"), whereby Apex agreed to manufacture, and the Company agreed to purchase, 10,000 Turbolator assemblies. The total cost of the 10,000 Turbolator assemblies is estimated to be approximately $200,000, of which $28,500 relates to tooling costs that will become the property of the Company. In conjunction with the purchase agreement, the Company's president secured an irrevocable standby letter of credit with a bank for $80,000 on the Company's behalf and for the benefit of Apex. Drawings under the letter of credit shall bear interest payable monthly at the bank's prime rate plus 2% and shall mature on November 23, 1999.

The Company has entered into a letter of intent with an underwriter pursuant to which the underwriter has agreed to sell, on a best efforts basis, up to 1,000,000 units (each unit consisting of one share of the Company's common stock and one warrant) at a per unit price of $5.10 and 1,000,000 warrants at a per warrant price of $0.10. Each warrant would grant the holder the right to purchase a share of the Company's common stock at an initial per share price of $7.00 for a one year period from the date of the offering, then increasing to $9.00 through the date of the second anniversary from the offering. The Company has advanced a nonrefundable fee of $25,000 to the underwriter and has agreed to pay the underwriter commissions and, based on the results of the offering, to issue the underwriter warrants to purchase up to 100,000 units (each unit consisting of one share of the Company's common stock and a warrant to purchase a share of stock at $6.12).

                     EXHAUST TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS
For the Nine Months Ended October 31, 1999 and the Period From Date of Inception (July 21, 1998) through October 31, 1998 (Unaudited) and the Six Month Period Ended July 31, 1999 and the Period From Date of
         Inception (July 21, 1998) through January 31, 1999


In connection with the underwriting, the Company will enter into employment agreements with its Chief Executive Officer and Operations Manager, provided sufficient funds are obtained from the offering. These employment agreements will be effective for a period of three years and contain terms, which specify annual compensation of $125,000 and $100,000, respectively. Finally, each of the two Company founders (named above), will deliver back to the Company at the date that the Company's registration statement is declared effective a total of 1,692,750 shares of the Company's common stock held by them. These shares will be held until the Company achieves annual sales of $35,000,000 and pretax income of $7,500,000. If these targets are not attained by January 31, 2004, the shares will be cancelled.

         PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article X of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Form 10SB as filed with the Securities and Exchange Commission.

2. Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.   Revised Code Washington.

     The Corporation shall indemnify its Directors and Officers to the fullest extent permitted by the Washington Business Act now or hereafter in force. However, such indemnity shall not apply on account of:

     a. Acts or omissions of the Director or Officer finally adjudged to be intentional misconduct or a knowing violation of law;

     b. Conduct of the Director or Officer finally adjudged to be in violation of RCW 23B.08.310; or,

     c. Any transaction with respect to which it was finally adjudged that such Director or Officer personally received a benefit in money, property, or services to which the Director was not legally entitled.

     The Corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Directors' resolution or contract.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee                    $   6,286.38
NASD Registration Fee                       6,886.38
Underwriter Non-Accountable
     Expense Allowance                    156,000.00
Printing Expenses                          20,000.00
Accounting Fees and Expenses               25,000.00
Legal Fees and Expenses                    10,000.00
Blue Sky Fees/Expenses                     20,000.00
Transfer Agent Fees                         3,000.00
Miscellaneous Expenses                     12,827.24

                                        ------------
TOTAL                                   $ 260,000.00
                                        ============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended:

     On July 31, 1998, we issued 4,500,000 shares of Common Stock to the following pursuant to Reg. 504 of the Securities Act of 1933 (the "Act"):

Robert E. Sterling       4,250,000 shares for President and the
                         Licensing Agreement and Director 50,000
                         shares for services as a director

Ronald L. Allen          50,000 shares for services as a director

William A. Sutherland    50,000 shares for services as a director

Matthew R. Sterling      100,000 shares for the Licensing Agreement

     Between August 1998 and March 1999, we issued the following pursuant to Reg. 504 of the Act:

Name and Address         Date      Shares    Consideration
-------------------      -------   --------- -----------------------
Jerry W. Johnson         08/27/98   5,000    $ 1,000 in Cash
3298 Mill Road
Moscow, Idaho 83843

Win Dire                 09/22/98  20,000    $ 4,000 in Cash
304 Cedar Street
Wallace, Idaho 83873

Alta Grant               10/23/98   5,000    $ 1,000 in Cash
3298 Mill Road
Moscow, Idaho 83843

Chris Schutte            12/26/98   2,500    $   500 in Cash
628 Ninth Avenue
Camanche, Iowa 52730

Byron Rhoades            12/29/98   5,000    $ 1,000 in Cash
3850 E. Payment Park Rd.
Post Falls, Idaho 83854

Joan H. Rhoades          12/29/98   5,000    $ 1,000 in Cash
3850 E. Payment Park Rd.
Post Falls, Idaho 83854

Eddie Roberts            12/30/98   2,500    $   500 in Cash
5303 E. Twain Road
Suite 212
Las Vegas, Nevada 89122

Mary Wyatt               12/30/98   2,500    $   500 in Cash
5303 E. Twain Road
Suite 212
Las Vegas, Nevada 89122

Name and Address         Date      Shares    Consideration
-------------------      -------   --------- -----------------------
David L. Overstreet II   12/26/98   2,500    $   500 in Cash
P. O. Box 3251
Moscow, Idaho 83843
Ronald Freitas           11/04/98   5,000    $ 1,000 in Cash
74 - 4920 Kiwi Street
Kailua - Kona, Hawaii 96740

Kenneth M. Lewis         11/04/98   5,000    $ 1,000 in Cash
73-1149 Anikawa
Suite #A
Kailua - Kona, Hawaii 96740

Keith W. Lewis           11/04/98   5,000    $ 1,000 in Cash
P. O. Box 2642
Kailua - Kona, Hawaii 96745

Sandra D. Dunn           10/21/98   5,000    $ 1,000 in Cash
1528 Pine Cone Road
Moscow, Idaho 83843

Genevieve A. Pereira     10/25/98   5,000    $ 1,000 in Cash
1811 Cornell Drive
Alameda, California 94501

Charles Littlejohn       09/21/98   5,000    $ 1,000 in Cash
2756 Park Blvd.
Oakland, California 94606

Terry Applegate          09/08/98  10,000    $ 2,000 in Cash
532 Huntgate Road
Woodstock, Georgia 30189

Ray Loesche              08/13/98  10,000    $ 2,000 in Cash
P. O. Box 1112
Palm City, Florida 34991

Willard Gutman           11/24/98   5,000    $ 1,000 in Cash
P.O.Box 71029
Fairbanks, Alaska 99707

Larry Wood               11/25/98  15,000    $ 3,000 in Cash
2505 Swan Lake
Las Vegas, Nevada 89121

Eleanor L. Nevin         11/25/98   5,000    $ 1,000 in Cash
2505 Swan Lake
Las Vegas, Nevada 89121

Rick Blackwood           03/03/99   1,750    $   350 in Cash
2630 Blackwood Road
Bozeman, Montana 59715

Jerry Allen              03/05/99   2,500    $   500 in Cash
77-357 Nohealani
Kailua - Kona, Hawaii 96740



Name and Address         Date      Shares    Consideration
-------------------      -------   --------- -----------------------
William D. Ross          03/03/99   2,500    $   500 in Cash
78-6650 Mamelehoa Hwy.
Holualoa, Hawaii 96725

Linda M. Kelly           03/03/99   2,500    $   500 in Cash
P.O. Box 599
Holualoa, Hawaii 96725

Denny Martin             03/04/99   2,500    $   500 in Cash
1050 E. Brigham Road
Suite 39
St. George, Utah 84790

William S. Waller        03/01/99   5,000    $ 1,000 in Cash
73-4280 Keokeo St.
Kailua - Kona, Hawaii 96740

Charles Bush             02/26/99   1,000    $   200 in Cash
4171 West Beryl Avenue
Phoenix, Arizona 85051

Jerry Scarsella          01/07/99   5,000    $ 1,000 in Cash
5977 E. Weaver Circle
Englewood, Colorado 80111

Phil Allen               12/21/98   2,500    $   500 in Cash
1605 Springdale Drive
Clinton, Iowa 52732

James W. Babb            09/08/98  10,000    $ 2,000 in Cash
819 West Kidd Island Rd.
Coeur d'Alene, Idaho 83814

Joseph E. Ausich         12/15/98   5,000    $ 1,000 in Cash
1414 South Main
Moscow, Idaho 83843

Ronald Hasson            12/24/98   2,500    $   500 in Cash
6478 Broadway Avenue
Newark, California 94560

Edward F. Pereira        12/25/98   2,500    $   500 in Cash
5575 Tait Court
Newark, California 94560

Lonnie Wharf             02/02/99   2,500    $   500 in Cash
1706 Summer Hills Court
Post Falls, Idaho 83854

John Hamilton            10/31/98   5,000    $ 1,000 in Cash
4724 S.E. Mason Hill Dr.
Milwaukee, Oregon 97222

Benjamin McNutt          12/23/98   2,500    $   500 in Cash
2814 Hillside Avenue
Concord, California 94520


Name and Address         Date      Shares    Consideration
-------------------      -------   --------- -----------------------
Marion A. Sherman        12/24/98   2,500    $   500 in Cash
1815 Cornell Drive
Alameda, California 94501

Janine Ragsdale          03/08/99   2,500    $   500 in Cash
3799 Neal Road
Bailey, Colorado 80421

Donald R. Benson         03/09/99   2,000    $   500 in Cash
435 Sea Village Drive
Imperial Beach, California 91932

Dawna Dia Patton         03/15/99   2,000    $   500 in Cash
4584 Adams Street
Carlsbad, California 92008

Dennis R. Cintas         03/13/99   2,500    $   500 in Cash
P. O. Box 2666
Kailua - Kona, Hawaii 96745

Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.


ITEM 27. EXHIBITS.

     The following Exhibits are incorporated herein by reference from the Registrants's Form 10SB Registration Statement filed with the Securities and Exchange Commission, SEC file #000-25875 on April 27, 1999. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:


Exhibit No.    Document Description
------------   -------------------

3.1            Articles of Incorporation.
3.2            Bylaws.
4.1            Specimen Stock Certificate.
4.2            Specimen Warrant Certificate.
10.1           Licensing Agreement for Turbolator
10.2           Licensing Agreement for Pneumatic Hand Tool Exhaust
               Muffler.

     The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K:

Exhibit No.    Document Description
------------   -------------------

1.1            Underwriting Agreement.
1.2            Selected Dealers Agreement.
1.3            Unit Purchase Warrant.
5.1            Opinion of Conrad C. Lysiak.
10.3           Modification to Licensing Agreement for Turbolator.
10.4           Modification to Licensing Agreement for Pneumatic Hand
               Tool Exhaust Muffler.
23.1           Consent of BDO Seidman, LLP.
23.2           Consent of Conrad C. Lysiak, Attorney at Law.

ITEM 28. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     * To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     * To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     * To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Spokane, Washington, on this day 22 of February, 2000.

                              EXHAUST TECHNOLOGIES, INC.


                              BY:  /s/ Robert Sterling
                                   Robert Sterling, President

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Robert Sterling, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                Title                    Date

/s/ Robert E. Sterling   President and member     February 22, 2000
Robert E. Sterling       of the Board of Directors


/s/ Ronald L. Allen      Vice President and a     February 22, 2000
Ronald L. Allen          member of the Board of
                         Directors

/s/William A. Sutherland Secretary/Treasurer,     February 22, 2000
William A. Sutherland    Chief Financial Officer,
                         and a member of the
                         Board of Directors